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                                                                      EXHIBIT 21

             LIST OF SUBSIDIARIES OF INTERMEDIA COMMUNICATIONS INC.

Intermedia Communications Inc., a Virginia corporation
Intermedia Licensing Company, a Delaware corporation
Intermedia Capital Inc., a Delaware corporation
DIGEX, Incorporated, a Delaware corporation
Shared Technologies Fairchild, Inc., a Delaware corporation
Shared Technologies Fairchild Telecom, Inc., a Delaware
     corporation
Access Network Services, Inc., a Texas corporation
Shared Technologies Fairchild Communications Corp., a Delaware
     corporation
STF Canada Inc., a Delaware corporation
Access Virginia, Inc., a Virginia corporation
Netwave Systems, Inc., a Louisiana corporation
Long Distance Savers of the Metroplex, Inc., a Texas
     corporation
Express Communications, Inc., a Nevada corporation
National Telecommunications of Florida, Inc., a Delaware
     corporation
NTC, Inc., a Delaware corporation

LDS of Tulsa (Limited Partnership), an Oklahoma limited partnership